UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2019

INTERPACE DIAGNOSTICS GROUP, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building C

300 Interpace Parkway,

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(855) 776-6419

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	IDXG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 10, 2019, Interpace Diagnostics Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The following proposals were voted on and approved by the Company’s stockholders at the Annual Meeting with the stockholders having voted as set forth below:

Proposal 1:	To elect one Class I member of the Board of Directors of the Company, who will serve for a term of three years and until such director’s successor is elected and qualified.

	For	Withhold	Broker Non-Vote
Stephen J. Sullivan	11,764,792	1,211,818	16,592,412

Proposal 2:	To approve the Interpace Diagnostics Group, Inc. 2019 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Vote
9,300,992	3,573,077	102,541	16,592,412

Proposal 3:	To approve the Interpace Diagnostics Group, Inc. Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Vote
10,208,651	2,719,748	48,211	16,592,412

Proposal 4:	To approve, under applicable Nasdaq Listing Rules, issuances of shares of the Company’s Common Stock upon conversion of the Company’s Preferred Stock in excess of 19.99% of the Company’s Common Stock outstanding prior to such issuances.

For	Against	Abstain	Broker Non-Vote
12,187,415	706,869	82,326	16,592,412

Proposal 5:	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For	Against	Abstain	Broker Non-Vote
29,181,857	164,008	123,156	-

Proposal 6:	To adjourn the Annual Meeting.

For	Against	Abstain	Broker Non-Vote
28,171,373	821,741	219,182	356,726

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Diagnostics Group, Inc.

/s/ Jack E. Stover
Jack E. Stover
President and Chief Executive Officer

Date: October 15, 2019